Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Otelco Inc.

Oneonta, Alabama

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 14, 2014, relating to the consolidated financial statements and the effectiveness of Otelco Inc.’s internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

/s/ BDO USA, LLP

Atlanta, Georgia
May 16, 2014